Exhibit 3.9

JAY DARDENNE SECRETARY OF STATE RECEIVED & FILED DATE NOV 30 2007
ARTICLES OF AMENDMENT
OF
AMENDED AND RESTATED
ARTICLES OF ORGANIZATION
OF
TECO BULK TERMINAL, L.L.C.
(Under Section 12:1309 and 12:1318 of the Limited Liability Company Law
of the State of Louisiana)
     It is hereby certified that:
     FIRST: The name of the limited liability company is TECO Bulk Terminal, L.L.C. (the “Company”).
     SECOND: The following amendments to Articles I and IV of the Amended and Restated Article of Organization of the Company were adopted on November 29, 2007:
“ARTICLE I
NAME
     The name of the limited liability company is U.S. United Bulk Terminal, LLC (the “Company”).”
“ARTICLE IV
MANAGEMENT BY MEMBERS
     The Company shall be managed by the members of the Company.”
     THIRD: On November 29, 2007, the sole member of the Company adopted the aforesaid amendments by written consent in conformity with the Limited Liability Company Law of the state of Louisians and the Company’s operating agreement.
     These Articles of Amendment are executed by the Company, acting through its undersigned Managing Member, on November 29, 2007.

U.S. UNITED BULK TERMINAL, LLC (formerly named TECO Bulk Terminal, L.L.C.)
By:	United Maritime Group, LLC, its Managing Member

By:	/s/ Sal Litrico
	Name:	Sal Litrico
	Title:	President

ACKNOWLEDGMENT

STATE OF	)
	)	SS.:
COUNTY OF	)
     BEFORE ME, the undersigned authority, personally came and appeared Sal Latrico, to me personally known, who, being by me duly sworn, did declare and acknowledge before me and the undersigned competent witnesses that the foregoing Articles of Amendment of Amended and Restated Articles of Organization of TECO Bulk Terminal, L.L.C. was signed by him, in his capacity as a representative of the managing member of TECO Bulk Terminal, L.L.C., as his free and voluntary act and deed for the purposes set forth therein.
     IN WITNESS WHEREOF, the appearer, witnesses, and I have hereunto affixed our hands on this 24th day of November, 2007 in the aforesaid county and state.
WITNESSES:

/s/ Bonnie Grant	/s/ Sal Litrico

Sal Litrico Appearer
/s/ Phyllis Morris

(SEAL)

/s/ Denise A Millievites

Notary Public